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Exhibit 99.4

        LEVEL 3 FINANCING, INC.
Offer to Exchange

Up to $700,000,000 in principal amount of
5.125% Senior Notes due 2023
for
$700,000,000 in principal amount of
5.125% Senior Notes due 2023

and

Up to $800,000,000 in principal amount of
5.375% Senior Notes due 2025
for
$800,000,000 in principal amount of
5.375% Senior Notes due 2025

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        Enclosed for your consideration is (i) a Prospectus, dated                      , 2015 (as the same may be amended or supplemented from time to time, the "Prospectus"), of Level 3 Financing, Inc. (the "Issuer"), Level 3 Communications, Inc. ("Parent") and Level 3 Communications, LLC ("Level 3 LLC", and together with Parent, the "Guarantors"), (ii) a form of Letter of Transmittal (the "2023 Letter of Transmittal"), relating to the offer (the "2023 Exchange Offer") by the Issuer and the Guarantors to exchange up to $700,000,000 in principal amount of the Issuer's new 5.125% Senior Notes due 2023 for the outstanding $700,000,000 in principal amount of the Issuer's 5.125% Senior Notes due 2023 (the "2023 Original Notes") and (iii) a form of Letter of Transmittal (the "2025 Letter of Transmittal" and, together with the 2023 Letter of Transmittal, the "Letters of Transmittal"), relating to the offer (the "2025 Exchange Offer" and, together with the 2023 Exchange Offer, the "Exchange Offers") by the Issuer and the Guarantors to exchange up to $800,000,000 in principal amount of the Issuer's new 5.375% Senior Notes due 2025 for the outstanding $800,000,000 in principal amount of the Issuer's 5.375% Senior Notes due 2025 (the "2025 Original Notes" and, together with the 2023 Original Notes, the "Original Notes"). The Original Notes were issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended.

        We are asking you to contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Notes registered in their own name. The Issuer and the Guarantors will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuer for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer and/or Guarantors will pay all transfer taxes, if any, applicable to the tender of Original Notes to them or their order, except as otherwise provided in the Prospectus and the Letters of Transmittal.

        Enclosed are copies of the following documents:

  1.
  The Prospectus;

  2.
  Letters of Transmittal for your use in connection with the tender of the 2023 Original Notes and 2025 Original Notes, as applicable, and for the information of your clients; and

  3.
  A form of letter that may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to each Exchange Offer.

        Your prompt action is requested. Each Exchange Offer will expire at 5:00 p.m., New York City time, on                      , 2015, unless extended (the "Expiration Date"). Original Notes tendered pursuant to an Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the applicable Expiration Date.

        To tender Original Notes, certificates for Original Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letters of Transmittal.

        Additional copies of the enclosed material may be obtained from The Bank of New York Mellon Trust Company, N.A., the Exchange Agent, by calling 315-414-3317.

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY PERSON AN AGENT OF THE ISSUER, THE GUARANTORS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTERS OF TRANSMITTAL.

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  Exhibit 99.4